Exhibit 10.3

GUARANTY OF LEASE

In order to induce STRADIVARIUS HIGHLANDS, LLC, a Colorado limited liability company (the “Landlord”), to enter into, execute, and deliver that certain First Amendment to Lease Agreement dated as of  September 17, 2014 (the “Amendment”) with BOURBON BROTHERS HOLDING COMPANY, LLC, a Colorado limited liability company (“Original Tenant”), 53 PEAKS LONE TREE, LLC, a Colorado limited liability company (“53 Peaks”), and BOURBON BROTHERS HOLDING CORPORATION, a Colorado corporation (the “Guarantor”), correcting and amending that certain Commercial Lease dated as of July 9, 2014 (collectively with the Amendment, the “Lease”) by and between Landlord and Original Tenant, Guarantor, whose mailing address is 2 N. Cascade Ave., Ste. 1400, Colorado Springs, CO 80903, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, makes this guaranty in favor of the Landlord and covenants and agrees as follows:
1.            The Lease. The Guarantor acknowledges that it has examined, approved, and is fully familiar with all of the terms, covenants, and conditions of the Lease. Except as the context otherwise requires and unless otherwise expressly provided in this Guaranty, the capitalized terms in this Guaranty have the same meanings as similarly capitalized terms defined in the Lease.  The Guarantor acknowledges that the Original Tenant assigned all of its interest in the Lease to 53 Peaks in accordance with the Amendment and that certain Lease Assignment and Assumption dated as of September 17, 2014 by and between Original Tenant and 53 Peaks (the “Assignment”).  All references to the “Tenant” in this Guaranty shall be references to 53 Peaks.
2.            Reliance. The Guarantor acknowledges that the Landlord would not enter into the Amendment with Original Tenant and 53 Peaks in the absence of this Guaranty.
3.            Consideration; Representations and Warranties. The Guarantor warrants and represents to the Landlord as follows:
(a)            As of the date hereof, the Guarantor is the sole member of Original Tenant and 53 Peaks;
(b)            The Guarantor is a publically traded company with EIN 80-0182193;
(c)            There is adequate consideration for the giving of this Guaranty and the Guarantor derives direct and indirect benefits from the Lease and the Assignment; and
(d)            The Guarantor is duly organized, validly existing, and in good standing and has all requisite power and authority to conduct business in the State of Colorado, and the individuals executing this Guaranty on behalf of the Guarantor warrant and represent that this Guaranty and their execution and delivery of this Guaranty have been duly authorized by the entity, all necessary action for the due execution and delivery of this Guaranty has been taken, and this Guaranty is the valid, legal, and binding obligation of the entity, enforceable in accordance with its terms.
Upon execution of this Guaranty, the Guarantor shall deliver to the Landlord such evidence of its existence, entity authority, and authorization of the signatories to this Guaranty as the Landlord reasonably may require.
4.            Guaranty. The Guarantor guarantees to the Landlord, from and after the date hereof, that:

(a)            53 Peaks shall pay all Rent and all other amounts payable by Tenant under the Lease as and within the time periods provided in the Lease and perform all covenants, terms, and conditions of the Lease required of the Tenant under the Lease in the manner and within the time periods required under the Lease.
(b)            If any Event of Default occurs under the Lease, the Guarantor shall pay to the Landlord the Rent and all other amounts payable by Tenant under the Lease, any arrears thereof, and any and all damages and injuries that may be suffered by the Landlord as a result of such Event of Default, plus any and all expenses, including reasonable legal fees, incurred by the Landlord in enforcing its rights under the Lease and this Guaranty.
(c)            The Guarantor shall indemnify and save Landlord harmless from any loss, costs or damages arising out of any failure to pay all Rent and all other amounts payable by Tenant under the Lease, or the failure of Tenant to perform any of the terms, covenants, conditions and provisions of the Lease.
5.            No Discharge. This Guaranty is primary, absolute, and unconditional and shall not be deemed to be waived, released, discharged, mitigated, impaired, or affected in any respect by, and the Guarantor, without affecting its liability hereunder in any respect, consents to and waives notice of:
(a)            Modifications to the terms of the Lease, whether by operation of law or otherwise, including, without limitation, any increase or decrease in Rent, and all other amounts payable by Tenant under the Lease or any component thereof, any extension of the term thereof or any movement of the Tenant to other premises leased by Landlord.
(b)            Extension of time to pay any Rent or any other amounts payable by Tenant under the Lease or the release of the whole or any part of the obligation to pay such Rent or any other amounts payable by Tenant under the Lease.
(c)            Events of Default or other defaults by the Tenant under the Lease.
(d)            Disputes between the Landlord and the Tenant concerning the Lease and settlement or adjustment of any such disputes.
(e)            Acceptance or release of any security given by the Tenant in connection with the Lease.
(f)            Acceptance of promissory notes or any other form of obligation for the payment of Rent or any other amounts payable by Tenant under the Lease, which shall not be deemed to satisfy any obligation of the Tenant to the Landlord until paid.
(g)            Arrangement or settlement made in or out of court in the event of receivership, liquidation, dissolution, readjustment, bankruptcy, reorganization, arrangement, or assignment for the benefit of creditors of the Tenant.

(h)            Release or discharge of the Tenant in any bankruptcy, reorganization, or insolvency proceedings.
(i)            The subsequent reorganization, merger or consolidation of the Tenant or any other change in the ownership composition, nature, personnel, or location of the Tenant.
(j)            Any subletting, assignment, mortgage, encumbrance or other transfer.
(k)            Waiver of or failure of the Landlord to enforce any term, covenant, or condition of the Lease or any right under the Lease.
(l)            Any other thing whatsoever, whether or not specified in this Guaranty, which may be done or waived by or between the Landlord and the Tenant.
6.            Obligations Covered. The obligations of the Guarantor under this Guaranty cover all obligations, including future obligations, of the Tenant to the Landlord under the Lease. Each obligation of the Guarantor hereunder shall mature at the same time as the obligation of the Tenant under the Lease. The obligations of the Guarantor under this Guaranty are independent of the obligation of the Tenant under the Lease. The Landlord may proceed directly against the Guarantor under this Guaranty without being required to proceed against the Tenant or any security given by the Tenant to the Landlord under the Lease or to exhaust any other rights or remedies it may have against the Tenant, and the obligations of the Guarantor under this Guaranty shall not be deemed to be waived, released, discharged, mitigated, impaired, or affected in any respect by reason of any action or proceeding taken against the Tenant or any security given by the Tenant to the Landlord under the Lease, including termination of the Lease and recovery of possession of the Premises. The Landlord shall not be required to include the Guarantor as a party in any such action or proceeding.
7.            Waivers. The Guarantor shall not be entitled to assert, and the Guarantor waives, any defense in law or equity that would not be available to the Tenant in an action against the Tenant by the Landlord. The Guarantor waives any defense arising out of any disability or other defense of the Tenant, including cessation, impairment, modification, or limitation, from any cause or liability of the Tenant or of any remedy for the enforcement of such liability.
8.            Guaranty Irrevocable. This Guaranty shall be irrevocable until the expiration or, subject to the provisions of Section 6 of this Guaranty, earlier termination of the Lease and the performance of the Tenant of all its obligations under the Lease, including any of the obligations that survive the expiration or earlier termination of the Lease. This Guaranty shall not be modified or terminated orally, but only by a writing expressly providing for such modification or termination and signed by the Landlord.
9.            Application of Proceeds. Any sums of money that the Landlord receives from or on behalf of the Tenant may be applied by the Landlord to reduce any obligation of the Tenant to the Landlord, as the Landlord, in its sole discretion, deems appropriate.
10.            Subordination of Indebtedness. The Guarantor agrees that any indebtedness of the Tenant to the Guarantor, whether now existing or hereafter created, shall be subordinated to any indebtedness of the Tenant to the Landlord.

11.            Notices. Any notice, demand, or communication required to be given by one party to the other shall be in writing and addressed to the Landlord at its address set forth in the Lease or to the Guarantor at its address set forth above, as the case may be, or to such other address(es) and/or to such other parties as one party may from time to time reasonably designate in writing to the other party, and shall be (a) hand delivered, (b) deposited with the United States Postal Service, certified with return receipt requested, with postage fully prepaid thereon, or (c) delivered by an overnight courier service that confirms delivery. Either party may, by written notice similarly given, designate a different address for notice purposes. Notice shall be effective on receipt or refusal to receive, in the event of hand delivery; or upon receipt or refusal to receive (but in no event more than three (3) days after the date deposited), if deposited with the United States Postal Service; or upon receipt or refusal to receive, if delivered by overnight courier service.
12.            Waiver of Acceptance. The Guarantor waives notice of acceptance of this Guaranty.
13.            Severability. If any provision of this Guaranty or the application thereof to any particular circumstances is found to be invalid, the validity of the remaining provisions of this Guaranty or the application of such provision to other circumstances shall not be affected by such finding, and the provisions of this Lease shall otherwise be enforceable to the fullest extent permitted by law.
14.            Assignees of Tenant. The word “Tenant” as used in this Guaranty shall be deemed to and shall include any assignee to whom the Lease shall have been assigned with or without the Landlord’s consent and whether or not in accordance and in compliance with the provisions of the Lease.
15.            Binding Effect; Assignment. This Guaranty shall inure to the benefit of the Landlord and its heirs, personal representatives, successors, and assigns. This Guaranty shall be binding upon the Guarantor and its heirs, personal representatives, successors, and assigns.  This Guaranty will follow the Lease and, in the event the Lease is transferred, assigned or conveyed by Landlord, then this Guaranty will be deemed to have been transferred, assigned or conveyed by Landlord together therewith with respect to the obligations contained therein, and such party or parties may enforce this Guaranty in accordance with its terms as if such party or parties had been originally named Landlord hereunder.  The Guarantor may not assign this Guaranty without the prior written consent of Landlord, which consent may be withheld, conditioned or delayed in Landlord’s sole discretion.
16.            Waiver of Trial by Jury. The Guarantor waives trial by jury in any action or proceeding arising out of this Guaranty or the Lease or the relationship between the Landlord and the Guarantor.
17.            Governing Law, Jurisdiction and Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts to be performed solely within such state.  The District Court of the City and County of Denver, State of Colorado, shall have exclusive jurisdiction, including in personam jurisdiction, and shall be the exclusive venue for any and all controversies and claims arising out of or relating to this Agreement.

18.            Captions for Convenience. The headings and captions in this Guaranty are for convenience only and shall not be considered in interpreting the provisions of this Guaranty.
IN WITNESS WHEREOF, the Guarantor has duly executed this Guaranty of the Lease as of September 17, 2014.

BOURBON BROTHERS HOLDING CORPORATION, a Colorado corporation

By: Mitchell Roth
Name: Mitchell Roth
Title: President